Exhibit 99.1

NEWS
Anadarko Previews Highlights of Investor Conference
HOUSTON, Dec. 11, 2006 — Anadarko Petroleum Corporation (NYSE: APC) at its investor conference tomorrow will provide an overview of the company’s operating and financial expectations, including detailed reviews of the core properties that are expected to help the company deliver a five-year compound annual production growth rate of between 5 percent and 9 percent, pro forma for anticipated divestitures that are expected to close in 2007.
     In August, Anadarko acquired Kerr-McGee Corporation and Western Gas Resources, Inc. for a total of $22.5 billion and immediately initiated efforts to transform the combined portfolio and reduce debt by $15 billion, primarily through asset divestitures. To date, Anadarko has announced agreements to sell assets for aggregate gross proceeds of approximately $6.5 billion, or about $5.5 billion on an after-tax basis. At the meeting tomorrow, Anadarko will outline the major remaining assets targeted for divestiture by year-end 2007, with expected incremental after-tax proceeds totaling between $5 billion and $9 billion.
     “Adjusting for the larger than originally planned divestitures, the pro forma proved reserves of the new Anadarko will be about 2.5 billion barrels of oil equivalent, only slightly bigger than at the beginning of 2006; however, based on production volumes, the company will be about 10 percent larger,” Anadarko Chairman, President and CEO Jim Hackett said. “The Kerr-McGee and Western Gas acquisitions were not intended to make us a bigger company; the goal was to create a better, more consistent growth model. This improved growth and efficiency model should allow us to create more value for our shareholders, and to deliver that value more consistently.”
     Hackett said Anadarko’s post-divestiture portfolio is expected to include unbooked net risked captured resource potential estimated at more than 7 billion barrels of oil equivalent (BOE), nearly 5 billion BOE higher than at the beginning of the year.
     “Those identified, yet unbooked, resources have significantly improved the risk profile of our asset portfolio, which is expected to deliver 5 percent to 9 percent average annual volume growth without reliance on additional exploration success over at least the next five years,” Hackett said. “The new portfolio is better balanced, with lower-risk U.S. onshore resource plays helping smooth out the volatility inherent in our deepwater Gulf of Mexico and international programs. It is also better focused, with premier, concentrated positions in world-class producing basins.”
          In addition to Hackett’s presentation, Anadarko Senior Vice President and Chief Financial Officer Al Walker will provide a financial update and guidance. Among the more noteworthy items to be discussed are:
•	2007 production volumes are expected to be between 189 million and 201 million BOE, or between 177 million and 188 million BOE excluding properties targeted for divestiture, which are projected to be included in results for part of 2007;

•	2007 capital expenditures are expected to be between $4.1 billion and $4.3 billion, including about $500 million for midstream infrastructure assets, or between $4 billion and $4.2 billion excluding spending on properties targeted for divestiture;

•	2007 proved reserve additions are expected to exceed 200 million BOE, derived from the development-oriented portion of the capital program, with exploration success providing further upside potential.
          Anadarko’s operations management will present sessions detailing the company’s U.S. onshore, deepwater Gulf of Mexico and international programs:
•	The U.S. onshore team will review Anadarko’s key unconventional resource plays, primarily in the Rockies, highlighting the large portfolio of identified, captured, low-risk reserve opportunities. They will also discuss their focused exploration efforts to discover new resource plays, as well as the operatorship of key infrastructure that will enable execution of the onshore program;

•	The Gulf of Mexico team will profile the company’s existing deepwater hub-and-spoke infrastructure and producing properties, along with the development projects moving toward first production. Additionally, they will discuss recent discoveries, noting that the deepwater exploration program has delivered outstanding results with nine discoveries out of 12 attempts so far in 2006, including the latest, Mission Deep, which found more than 250 feet of net oil pay in the primary Miocene objectives and is continuing to drill toward a lower Tertiary objective;

•	The international team will demonstrate how Anadarko is leveraging its established skill sets in proven producing basins globally, in areas that offer significant growth potential and favorable contract terms. They will highlight the significant free cash flow contributions from a solid base of core producing assets, and will highlight new developments already in the pipeline. They will then demonstrate the depth of the exploratory inventory, which will begin the conversion from prospects to discoveries in 2007 and beyond.

          “The acquisitions and subsequent portfolio restructuring have significantly enhanced each of the key elements we need in order to deliver investor value,” Hackett said, listing them as:
•	A lower-risk, efficient portfolio of core producing properties;

•	A large and high-quality portfolio of captured unbooked resources, which will result in more consistent and predictable reserve and production performance;

•	An expanded land position, which provides access to exploration opportunities world-wide;

•	A substantial inventory of identified prospects, which will help deliver value from the exploratory drilling program over many years to come; and

•	Expanded technical capabilities, combining the exploration, development, project management and operational skill sets of all three companies.
          The company believes it has secured and is leveraging the critical services and infrastructure needed to execute the capital programs and to deliver competitive advantages, with the prime examples being: the largest contracted deepwater drilling rig fleet in the industry; the largest hub-and-spoke infrastructure portfolio of any deepwater Gulf of Mexico operator; and onshore midstream assets that will allow the company to accelerate development of its newly expanded resource plays. Also, the company feels it has put a clear plan in place to restore the balance sheet during 2007 to a healthy level that will allow financial execution of its ongoing programs.
Investor Conference Available On-line
Anadarko investor conference presentations, including both audio and slides, will be available on-line at www.anadarko.com, beginning at 7:30 a.m. Central tomorrow, and will be available after the conference until December 31, 2006.
Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2005, the company had 2.4 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. In August 2006, Anadarko acquired Kerr-McGee Corporation and Western Gas Resources, Inc. in separate transactions.
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. Anadarko cannot guarantee that it will successfully integrate the recently acquired businesses or complete its pending or proposed asset sales. See “Risk Factors” in the company’s 2005 Annual Report on Form 10-K and other public filings, press releases and discussions with company management. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.
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Anadarko Contacts
Media:
Teresa Wong, teresa.wong@anadarko.com, 832.636.1203
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Susan Richardson, susan.richardson@anadarko.com, 832.636.1537
Investors:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Stewart Lawrence, stewart.lawrence@anadarko.com, 832.636.3326